Exhibit 99.1

                                TRUST INSTRUMENT
                            SAFECO MONEY MARKET TRUST

                                    EXHIBIT A


The Safeco Money Market Trust consists of the following Series and Classes:

         1.       Safeco Money Market Fund
                           Investor Class
                           Advisor Class A
                           Advisor Class B
                           Advisor Class C

         2.       Safeco Tax-Free Money Market Fund
                           Investor Class












As of April 30, 2004